Exhibit 99.1

FOR IMMEDIATE RELEASE:

OMAHA, Neb., April 21, 2006 – Union Pacific announced today that its Chairman, Richard K. Davidson, will sell 175,000 shares of Union Pacific stock as part of his overall retirement and estate-planning process. The sale will be governed by a plan, which complies with Rule 10b5-1 of the Securities Exchange Act of 1934, as required by Union Pacific Stock Ownership Policy. The sale will take place on or after May 19, 2006.

For more information, contact Kathryn Blackwell 402-544-3753.